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                                                                       Exhibit J



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of Jennison Value Fund (formerly Prudential Value Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
January 28, 2004